EXHIBIT 10.1

Agreement no.: (Hydrogen)201130503001

Lease Agreement

Lessor: Turbine Truck Engines Inc., of the USA (referred to as “Party A”) Parties of the lease:

Lessee: Fujian Xinchang Leather Company Limited (Referred to as “Party B”)

Lessee and guarantor:                                         (referred to as “Party C”)

Both parties agree to the following terms and conditions regarding Party B leasing a hydrogen boiler combustion equipment system:

Article I	Object of the lease

I.
Party A agrees to provide Party B a clean energy hydrogen fuel-powered system (referred to as the “Lease Object” or “Equipment”), Party B will pay the rent according to the terms and conditions of this Lease Agreement.

II.	The relevant specifications of the Lease Object are as follows:

Description	Unit price	Quantity	Total
Hydrogen boiler combustion equipment system 200 Nm3/hr	4.8 million	1	4.8 million

III.	If the Equipment system needs to be changed, the cost will be counted additionally (this quotation amount includes Lease Object’s 30m standard construction).

IV.	Party B will be responsible for other consumables and necessary catalysts.

V.
Unless Party A agrees otherwise, Party B shall purchase and use the methanol provided by Party A to ensure safe and effective operation of the Equipment. Otherwise, Party A cannot provide maintenance or warranty of the Equipment.

Article II Lease Period

I.
The Lease period will run from Year___Month___Day___ to Year___Month___Day___, a total of ___ years. From the seventh year, if Party B does not forgo the Lease, the Lease will renew on a yearly basis, and both parties agree not to have a new Lease Agreement. If Party B terminates the Lease before the Lease expires, a 30-day notice shall be given before the proposed termination date.

II.
If Party B terminates the Lease within the first 6 years of the Lease period, the lease agreed upon to be paid to Party A will not be refunded, and Party A is entitled to confiscate the entire performance bond paid by Party B.

Article III Rent and moving cost

I.
The rent will be paid on a monthly (quarterly) basis; in the first year, each month (quarter) RMB _______Yuan (80% of the approved energy efficiency amount); in the second year, each month (quarter) RMB _______Yuan (70% of the approved energy efficiency amount); in the third year, each month (quarter) RMB _______Yuan (60% of the approved energy efficiency amount); in the fourth year, each month (quarter) RMB _______Yuan (50% of the approved energy efficiency amount); in the fifth year, each month (quarter) RMB _______Yuan (40% of the approved energy efficiency amount); in the sixth year, each month (quarter) RMB _______Yuan (30% of the approved energy efficiency amount);

Agreement no.: (Hydrogen)201130503001

Party B shall not delay or refuse to pay any rent for any reason. From the seventh year, only the maintenance fee will be charged, each year, RMB _______ Yuan (15% of the approved energy efficiency amount); Party B agrees to pay RMB 1 million Yuan as performance bond after Party A has completed the installation and when the lease starts (when the fuel is switched to natural gas, the monthly energy consumption is estimated to be RMB 400,000 Yuan, the yearly number will be 4.8 million Yuan, 40% of energy saving will be 1.92 million Yuan).

II.
The performance bond will be returned without interest once the lease expires if there is no default, no termination before the term expires, no fees owed to Party A; if Party B owes any rent or relevant fees, Party A agrees that the outstanding fee may be deducted from the performance bond. A default is deemed to have occurred when two consecutive payments are in default; in that case, Party A is entitled to confiscate the entire performance bond paid by Party B.

III.
During the term of the lease, Party B shall inform Party A in writing thirty (30) days in advance should Party B intend to move the Lease Object to a different location, Party B shall be responsible for the moving cost, and the rent shall be paid without interruption.

Article IV Rent payment method

I.	Party B starts paying monthly rent after Party A has completed the installation and the energy efficiency is proved after inspection.

II.
Party B shall pay the monthly rent before the 3rd day of each month; each payment is for one month’s rent. Party B shall not delay the payment for any reason. The first payment is calculated based on the actual number of days if it is not a complete month.

Article V Return of the Lease Object

If Party B defaults or terminates the Agreement before the Lease expires, Party B shall return the Lease Object to Party A in the condition it was received unless otherwise agreed to by Party A without any excuses or claiming any rights; if the Lease Object is not returned, Party A is entitled to charge Party B a monthly fee five times the monthly rent until the Object is returned, and the performance bond will be confiscated by Part A as well, to which Party B and its guarantor (Party C) will not object.

Article VI Purchasing Lease Object

If Party B proposes to purchase the Lease Object during the lease term, with Party A’s consent both parties shall negotiate the purchasing price of the Lease Object and will sign a Purchase Agreement.

Article VII Sub-lease and change of use of the Lease Object

I.	Without the prior consent from Party A, Party B shall not lend or sublet to pay off the Lease Object or allow others to use the Lease Object in another manner.

II.	Party B shall not arbitrarily change, alter, or damage the Lease Object or its related equipment.

III.	Party B shall not illegally use the Lease Object so as to interfere with public safety.

IV.	If any of the above occurs, Party A is entitled to retake the Lease Object and confiscate the performance bond, to which Party B shall not object.

V.	The ownership of the Lease Object during the lease term belongs to Party A.

Agreement no.: (Hydrogen)201130503001

Article VIII Repair and maintenance of the Lease Object

I.
Party B shall exercise reasonable good care in using the Lease Object. Party B shall pay for any damages caused to the Lease Object due to party B’s negligence unless the damages are caused by force majeure. Party A shall be responsible for any repairs to the Lease Object due to non-human but natural causes. If the damage is caused by human, non-natural causes, Party B shall pay Party A for the relevant repairs and maintenance. Party A authorizes Taiwan Energy Saving Technology Company to be the management company for Party A and to be responsible for installation, repairs and maintenance of the lease equipment, and to collect rent on behalf of Party A.

Article IX Confidentiality terms

I.
Any trade secrets obtained by either Party A or Party B related to the Agreement during the term of the Lease are for the purpose of the performance of the Agreement only and shall not be authorized, permitted, or assigned; trade secrets are not limited to written documentation only.

II.
The party receiving the trade secrets shall exercise reasonable good care to maintain the confidentiality of such secrets and take all reasonable measures to prevent unauthorized persons from accessing the trade secrets to prevent any unauthorized disclosure.

III.
Employees of the receiving party of the trade secrets shall receive such confidential information only when it is necessary for the performance of the Agreement and shall sign a Confidentiality Agreement with the disclosing party; the receiving party shall not disclose, deliver, or otherwise disclose the confidential trade secrets to any third parties.

Article X Default penalties

I.
If Party B defaults, as a result, Party A’s interests are damaged; Party B shall pay for all the damages caused to Party A. Should the parties incur litigation or legal fees, such fees shall be Party B’s responsibilities.

II.
Party A, Party B, and Party C shall abide by the terms and conditions of the Agreement. When default occurs, Party A is entitled to take back the Lease Object at any time, Party A will not be responsible for any losses incurred this way.

Article XI Party C’s joint and several liabilities

Party C shall be jointly and severally responsible for any default of Party B or if Party B defaults on paying the rent, or if Party B damages the Lease Object, and so on, Party C shall give up the plea rights.

Article XII Applicability of the Agreement

I.	The Appendices, orders, and other documents constitute part of this Agreement. If there is a conflict between such documents and this Agreement, the terms and conditions of this Agreement prevail.

II.	Any amendments, alterations, or additions and deletions to this Agreement are not binding upon Party A unless signed by both parties.

III.	This Agreement is governed by the laws of the Republic of China.

IV.	Anything covered by this Agreement is governed by this Agreement; anything not covered by this Agreement is governed by the laws of the Republic of China.

Article XIII Jurisdiction

Both parties agree to settle any doubts, arguments, or disputes arising from this Agreement in the principal of good faith; if litigation occurs, both parties agree that the Taipei Local court will be the court of first instance to hear the proceedings.

Agreement no.: (Hydrogen)201130503001

Article XIV Delivery of Notice

Any written notices or summons under this Agreement shall be delivered to the addresses recorded in this Agreement; if one party’s address changes, it shall inform the other party in writing before it becomes effective. Such documents are deemed to be delivered on the date the postage is paid if delivered to the addresses on record as well as if nobody accepts them, refuses to accept them, overdue, or under other circumstances where documents cannot be delivered.

There are two copies to this Agreement, Party A and Party B each holding one. Stamp duty will be paid by each party respectively.

Parties to the Agreement:

Party A:	Turbine Truck Engines Inc., of USA	(stamp)

Person in charge:	Michael Rouse

Address:	46600 Deep Woods Road, Paisley, Florida 32767 USA

Telephone:	+1 (386) 943-8358

Website:	www.ttengines.com

Party B:	Fujian Xinchang Leather Company Limited	(stamp)

Person in charge:	Zujun HONG

Address:	Xinchang Industrial Park, Yinglin Township, Jinjiang City, Fujian Province, China

Telephone:	0592-5489988

Party C:		(stamp)

Resident Identity Card no.:

Or universal number:

Address:

Year Month Day

合约编号：(氢)201130503001

依本契约书所为之通知、催告等均以本约所载地址为准，并应以书面为之；地址如有变更应事先以书面通知他方始生变更之效力，如经按址送达，而有无人收受、拒绝受领、迁移不明、招领逾期或其他不能送达之情形，均以第一次付邮之日，视为已完成送达。

本契约正本一式贰份，由甲乙双方各执乙份为凭，印花税各自负担。

立契约书人：

甲　　方：美国涡轮发动机公司 Turbine Truck Engines Inc.　　(签章)
负 责 人：Michael Rouse　Michael Rouse　5-28-2013
地　　址：46600 Deep Woods Road Paisley, Florida 32767 USA
电　　话：+1(386) 943-8358
网　　站　www.ttengines.com

乙　　方：福建信昌皮革有限公司　　(签章)　洪祖军
负 责 人：洪祖军
地　　址：中国福建省晋江市英林镇信昌工业园
电　　话：0592-5489988

丙　　方：　　(签章)
身分证号码：
或统一编号
地　　址：

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